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                                                                    Exhibit 99.1

ISCO, INC.                                              TELEDYNE
4700 Superior Street                                    TECHNOLOGIES
Lincoln, NE 68504                                       INCORPORATED
                                                        12333 West Olympic Blvd.
                                                        Los Angeles, CA  90064

NEWSRELEASE

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                 ISCO AND TELEDYNE COMBINE TO CREATE SIGNIFICANT
                         INSTRUMENTATION GROWTH PLATFORM

LOS ANGELES, Calif. and LINCOLN, Neb., April 8, 2004 -- Teledyne Technologies Incorporated (NYSE:TDY) and Isco, Inc. (Nasdaq:ISKO) jointly announced today that they have signed a definitive agreement which provides for the merger of Isco, Inc. with a wholly-owned subsidiary of Teledyne Technologies Incorporated. Upon the consummation of the merger, which is subject to the approval of Isco's shareholders as well as other customary closing conditions, Teledyne will acquire all of the outstanding shares of Isco for $16.00 per share in cash.

The purchase price of $16.00 per common share represents a 32.2 percent premium over the closing price on April 7, 2004. The aggregate consideration for the outstanding Isco shares will be approximately $96 million (including payments for the settlement of outstanding stock options) or approximately $80 million taking into account Isco's net cash at January 23, 2004. Teledyne expects the acquisition of Isco to be accretive to earnings.

Teledyne also entered into a voting support agreement with Dr. Robert W. Allington, Isco's chairman and chief executive officer, who beneficially owns approximately 46 percent of Isco's outstanding shares. Dr. Allington has agreed to vote in favor of the merger at a special meeting of Isco's shareholders.

"Over the past 45 years, Dr. Allington, a pioneer in the instrumentation field, has built Isco into an outstanding company with innovative products and a reputation for high quality and customer service. The combination of Isco and Teledyne's instrumentation businesses should provide an excellent platform for future growth," said Robert Mehrabian, chairman, president and chief executive officer of Teledyne Technologies. "Isco's water quality monitoring instruments, including samplers, flow meters and on-line process analyzers are highly complementary to our existing environmental instrumentation product lines. Furthermore, Isco's liquid chromatography systems and media provide an exciting entry for Teledyne into the high growth drug discovery and biotechnology markets."

Robert W. Allington, chairman of the board and chief executive officer of Isco, Inc. said, "We are pleased that Isco will have a strong new owner that has demonstrated its desire to grow its instrumentation businesses. The long-term opportunities arising through our complementary operations should provide excellent growth for Isco's business, employees and our community."

Upon consummation of the transaction, Teledyne will enter into an employment agreement with Dr. Allington, and Dr. Allington will become senior vice president and chief scientific officer for research and new product development of Teledyne Isco, Inc.
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The Nassau Group, Inc. of Westport, Conn. served as financial advisor to Isco.
Duff & Phelps, LLC of Chicago, Ill. provided a fairness opinion to Isco's board of directors. Cline, Williams, Wright, Johnson & Oldfather, L.L.P. of Omaha, Neb. served as legal counsel to Isco. Teledyne was advised by Munger, Tolles & Olson LLP of Los Angeles, Calif. and by McGrath North Mullin & Kratz, PC LLO of Omaha, Neb.

Over the last two and a half years, Teledyne has acquired four environmental instrumentation companies. The acquisition of Advanced Pollution Instrumentation, Inc. and Monitor Labs, Inc. expanded Teledyne's industrial gas analysis business into the environmental air quality and gas analysis markets. The acquisitions of Tekmar-Dohrmann and Leeman Labs added laboratory instruments for the detection and analysis of organic and inorganic compounds in drinking water and wastewater.

Teledyne Technologies is a leading provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems. Teledyne Technologies has operations in the United States, the United Kingdom, Mexico and Canada. For more information, visit Teledyne Technologies' website at www.teledyne.com.

Isco is a leading producer of water quality monitoring products such as wastewater samplers and open channel flow meters. The company's liquid chromatography customers include pharmaceutical laboratories involved in drug discovery and development. Isco also manufactures chemical separation instruments for industrial and research use. On-line process control instruments for the wastewater market are produced by STIP-Isco for worldwide distribution. For more information, visit Isco's website at www.isco.com.

FORWARD-LOOKING STATEMENTS CAUTIONARY NOTICE

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management's beliefs about the financial condition, results of operations and businesses of Isco and Teledyne in the future. These statements involve risks and uncertainties. Actual results could differ materially from these forward-looking statements. Many factors, including Teledyne's ability to integrate the acquisition and achieve anticipated synergies, the ability of Isco's management to develop and commercialize its existing and contemplated products in its instruments, process monitoring, and SWIFT chromatography product groups, failure of the requisite number of Isco's shareholders to approve the merger, and unexpected merger-related costs and expenses, could change anticipated results. Certain of these, as well as other factors which could affect Isco's business, are discussed in Isco's Annual Report on Form 10-K for the fiscal year ended July 25, 2003 on file with the Securities and Exchange Commission ("SEC"). Neither Teledyne nor Isco undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THE MERGER

This press release is for informational purposes only. It does not constitute an offer to purchase shares of Isco, Inc. or a solicitation or recommendation statement under the rules and regulations of the SEC. Isco will publicly file a Form 8-K with the SEC containing the terms of the definitive merger agreement and the stockholders agreement, and will mail a proxy statement to stockholders
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of Isco in connection with the proposed transaction. Teledyne will also publicly file a Form 8-K with the SEC. Investors and security holders of Isco are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Teledyne, Isco and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's web site at www.sec.gov. A free copy of the proxy statement, when it becomes available, may also be obtained from Isco, Inc., PO Box 82531, Lincoln, NE 68504, Attn: Investor Relations. In addition, investors and security holders may access copies of the documents filed with the SEC by Isco on Isco's web site at www.isco.com. Isco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement.


Teledyne Technologies Incorporated       Isco, Inc.

Investor      Jason VanWees              President and Chief  Douglas M. Grant
Contact:      (310) 893-1642             Operating Officer:   (402) 464-0231

Press         Robyn Choi
Contact:      (310) 893-1640